Exhibit 24


                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of IMS Health Incorporated (the "Company") in their respective capacities set forth below constitutes and appoints Kenneth S. Siegel his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of shares of Common Stock of the Company ("Common Stock") issuable to employees pursuant to the Company's Replacement Plan for Certain Employees Holding Cognizant Corporation Equity-Based Awards, Replacement Plan for Certain Non-Employee Directors Holding Cognizant Corporation Equity-Based Awards, Replacement Plan for Certain Individuals Holding Cognizant Corporation Stock Options, Employee Stock Purchase Plan and Savings Plan (the "Equity Plans") to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to the Registration Statement on Form S-8 or any Form relating to the registration of such Common Stock and Options, to be filed with the Securities and Exchange Commission with respect to said Common Stock, to sign any and all amendments (including post-effective amendments) and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

         Signature                    Title                    Date


/s/ Robert E. Weissman      Chairman, Chief Executive
    Robert E. Weissman      Officer (principal
                            executive officer) and
                            Director                    June 30, 1998



/s/  Victoria R. Fash       President, Chief Operating
     Victoria R. Fash       Officer (principal
                            financial officer) and
                            Director                    June 30, 1998

/s/   James C. Malone       Senior Vice President and
      James C. Malone       Controller (principal
                            accounting officer)         June 30, 1998


/s/ Clifford L. Alexander, Jr.  Director
Clifford L. Alexander, Jr.                              June 30, 1998


/s/ John P. Imlay, Jr.      Director
    John P. Imlay, Jr.                                  June 30, 1998


/s/  Robert Kamerschen      Director
     Robert Kamerschen                                  June 30, 1998



/s/  Robert J. Lanigan      Director
     Robert J. Lanigan                                  June 30, 1998


/s/ H. Eugene Lockhart      Director
    H. Eugene Lockhart                                  June 30, 1998


/s/ M. Bernard Puckett      Director
    M. Bernard Puckett                                  June 30, 1998


/s/William C. Van Fassen    Director
   William C. Van Fassen                                June 30, 1998